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                              IMC MORTGAGE COMPANY
                                  as Borrower,



                                       and



                   GREENWICH STREET CAPITAL PARTNERS II, L.P.,
                              GREENWICH FUND, L.P.,
                            GSCP OFFSHORE FUND, L.P.


                                   as Lenders



                                 LOAN AGREEMENT


                                   $33,000,000



                                 ---------------


                          Dated as of October 12, 1998

                                 ---------------


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



Page

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1  Definitions.....................................................1
SECTION 1.2  Accounting Terms and Determinations.............................9

                                   ARTICLE II

                                    THE LOAN

SECTION 2.1  Loans...........................................................10
SECTION 2.2  The Note; Repayment of Principal................................10
SECTION 2.3  Loan Record.....................................................10
SECTION 2.4  Interest Rate...................................................10
SECTION 2.5  Mandatory Prepayment of the Loans...............................11
SECTION 2.6  Change of Control Prepayment of the Loan........................11
SECTION 2.7  Manner and Time of Payments.....................................12
SECTION 2.8  Use of Proceeds.................................................12
SECTION 2.9  Borrowings......................................................12
SECTION 2.10  Requests for Advances; Payment.................................12

                                   ARTICLE III

                                   CONDITIONS

SECTION 3.1  Conditions Precedent to the Initial Loan........................13
SECTION 3.2  Conditions Precedent to Additional Loans........................16

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.1  Corporate Organization, Etc.....................................17
SECTION 4.2  Due Authorization...............................................17
SECTION 4.3  Litigation......................................................18
SECTION 4.4  Absence of Undisclosed Liabilities..............................18

                                                                            Page

SECTION 4.5  Taxes...........................................................18
SECTION 4.6  Title to Certain Properties.....................................19
SECTION 4.7  No Default......................................................19
SECTION 4.8  Investment Company..............................................19
SECTION 4.9  Legal, Valid and Binding Agreements.............................19
SECTION 4.10  Compliance with ERISA..........................................19
SECTION 4.11  Disclosure; Financial Statements...............................19
SECTION 4.12  Compliance with Law............................................20
SECTION 4.13  Consents.......................................................20
SECTION 4.14  Patents, Copyrights, Permits and Trademarks....................20
SECTION 4.15  Fairness Opinion...............................................20
SECTION 4.16  Capitalization.................................................21

                                    ARTICLE V

                                    COVENANTS

SECTION 5.1  Performance of Obligations......................................22
SECTION 5.2  Compliance with Laws............................................22
SECTION 5.3  Notice of Default and Event of Default..........................22
SECTION 5.4  Report on Proceedings...........................................22
SECTION 5.5  Financial Statements and Other Reports..........................23
SECTION 5.6  Conduct of Business and Preservation of
             Corporate Existence, Etc........................................24
SECTION 5.7  Inspection of Property; Books and Records.......................24
SECTION 5.8  Maintenance of Property; Insurance..............................25
SECTION 5.9  Further Assurances; Additional Collateral Security..............25
SECTION 5.10  Indebtedness...................................................25
SECTION 5.11  Limitation on Liens............................................25
SECTION 5.12  No Dividends...................................................26
SECTION 5.13  Limitation on Investments......................................26
SECTION 5.14  Contingent Liabilities.........................................27
SECTION 5.15  Limitation on Leases...........................................27
SECTION 5.16  Prohibition on Sale of Assets..................................27
SECTION 5.17  Limitation on Prepayments of Debt..............................28
SECTION 5.18  Subsidiaries...................................................28
SECTION 5.19  Mergers, Disposition of Assets, Etc............................28
SECTION 5.20  Fiscal Year....................................................28
SECTION 5.21  No Inconsistent Agreements.....................................28
SECTION 5.22  Use of Proceeds................................................28

                                                                            Page

SECTION 5.23  Transactions with Affiliates...................................28
SECTION 5.24  Issuance of Preferred Stock....................................29
SECTION 5.25  Ordinary Course................................................29

                                   ARTICLE VI

                                    DEFAULTS

SECTION 6.1  Events of Default...............................................29

                                   ARTICLE VII

                                    EXCHANGE
SECTION 7.1 Exchange Option..................................................33
SECTION 7.2  Reservation and Authorization of Shares.........................39
SECTION 7.3  Stock Transfer Books............................................40

                                  ARTICLE VIII

                                  MISCELLANEOUS
SECTION 8.1 Notices..........................................................40
SECTION 8.2  No Waivers; Remedies Cumulative.................................41
SECTION 8.3  Expenses; Documentary Taxes; Indemnification....................41
SECTION 8.4  Amendments and Waivers..........................................43
SECTION 8.5  Successors and Assigns..........................................43
SECTION 8.6  GOVERNING LAW; VENUE AND JURISDICTION...........................43
SECTION 8.7  WAIVER OF JURY TRIAL............................................44
SECTION 8.8  Limitation on Interest..........................................44
SECTION 8.9  Severability....................................................45
SECTION 8.10  Counterparts; Integration; Section Headings....................45
SECTION 8.11  Confidentiality of Information.................................45

SCHEDULES:
           Schedule 1.1(a) -  Commitments
           Schedule 3.1(h) - Consents from Other Creditors

EXHIBITS:
           Exhibit A  - Form of Note
           Exhibit B  - Form of Borrower Security Agreement
           Exhibit C  - Form of Subsidiary Security Agreement
           Exhibit D  - Form of Guarantee Agreement
           Exhibit E  - Form of Pledge Agreement
           Exhibit F  - Form of Intercreditor Agreements
           Exhibit G  - Form of Registration Rights Agreement
           Exhibit H  - Form of Articles of Amendment -- Class C Exchangeable
                        Preferred Stock
           Exhibit I - Form of Articles of Amendment -- Class D Preferred Stock Exhibit J - Form of Articles of Amendment -- Class B Preferred Stock Exhibit K - Form of Articles of Amendment -- Class A Preferred Stock

                                 LOAN AGREEMENT

         LOAN AGREEMENT, dated as of October 12, 1998, between IMC MORTGAGE COMPANY, a Florida corporation (the "Borrower"); and GREENWICH STREET CAPITAL PARTNERS II, L.P., a Delaware limited partnership, GREENWICH FUND, L.P., a Delaware limited partnership, and GSCP OFFSHORE FUND, L.P., a Cayman Islands
exempted  limited  partnership,   (each,  a  "Lender",  and  collectively,   the
"Lenders").

         Whereas, the Borrower wishes to enter into, and the Lenders are willing to enter into, this Loan Agreement providing the Commitments;

         Whereas, the Class A Articles of Amendment and the Class B Articles of Amendment have been duly authorized by the Board of Directors of the Borrower, duly executed on behalf of Borrower and duly filed with the Secretary of State of Florida and are in full force and effect;

         Whereas, in consideration of the Lenders entering into this Loan Agreement, the Borrower has issued, or will prior to the Initial Advance issue, to the Lenders, in such denominations as they have specified, an aggregate of 23,760.758 shares of its Class C Preferred Stock, which shares have been duly authorized and, when issued, will be validly issued , fully paid and non-assessable.

         The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. The following terms, as used herein, have the following meanings:

         "Additional Advance" means any Advance, other than the Initial Advance, made by the Lenders in the manner set forth in Sections 2.9 and 2.10.

         "Advances" means the Initial Advance and any Additional Advance.

         "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, or controlled by or under common control with such Person, including without limitation any Person owning 5% or more of any class of voting securities of such Person

("control" meaning the power to direct the management of a Person, whether by the ownership of securities or by contract or otherwise).

         "Agreement" means this Agreement, as the same may be amended, modified or supplemented from time to time.

         "Aggregate Commitment Amount" shall mean $33,000,000.

         "Applicable Law" means all applicable laws, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

         "Average Amount Outstanding" shall mean an amount equal to (x) the sum of aggregate amount of all Loans outstanding on each day beginning on the date of the Initial Advance and ending on the Prepayment Date, divided by (y) the number of days beginning on and including the date of the Initial Advance, and ending on the Prepayment Date.

         "BankBoston Forbearance Agreement" means the agreement of BankBoston, N.A. (i) to forbear from exercising remedies or taking other action to enforce the payment of the Debt of the Company owing to BankBoston, N.A. for a period of 45 days and in certain events specified therein, for up to 90 days, (ii) consenting to the entrance by the Borrower and its Subsidiaries into the Loan Documents and (iii) to advance the additional $7,500,000 of advances authorized under its facilities, when requested by the Borrower.

         "Board" means the Board of Directors of the Borrower or a committee of directors lawfully exercising relevant powers of the Board.

         "Borrower" has the meaning set forth in the first paragraph of this Agreement.

         "Borrower Security Agreement" shall mean the security agreement, dated as of the Closing Date, made by the Borrower in favor of the Collateral Agent for the benefit of the Lenders, as the same may from time to time be amended, modified or supplemented.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Tampa, Florida or New York, New York are authorized by law to close.

         "Change of Control" means the occurrence of any of the following events (other than as a consequence of the issuance of the Preferred Stock to the Lenders upon exercise of the Exchange Option):

                      (i) any "Person"  (as such term is used in Sections  13(d)
               and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than 50% of the Voting Stock of the Company; or

                      (ii) individuals who at the date hereof constituted the Board of Directors of the Borrower cease for any reason to constitute a majority of the Board of Directors then in office; or

                      (iii) Borrower or any of its Subsidiaries  consummates any sale, lease, exchange or other disposition of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, in any transaction or series of transactions not in the ordinary course of business; or

                      (iv) Borrower engages in a merger, consolidation or similar business combination with any third party.

               "Class A  Articles  of  Amendment"  shall  mean the  Articles  of
Amendment, to be filed with the Secretary of State of the State of Florida, amending and restating the designation of the rights, limitations and preferences of the Class A Preferred Stock in the form attached hereto as Exhibit K.

               "Class B  Articles  of  Amendment"  shall  mean the  Articles  of
Amendment, to be filed with the Secretary of State of the State of Florida, amending and restating the designation of the rights, limitations and preferences of the Class B Preferred Stock in the form attached hereto as Exhibit J.

               "Class C Certificate of Designations" shall mean the Articles of Amendment, to be filed with the Secretary of State of the State of Florida, designating the rights, limitations and preferences of the Class C Exchangeable Preferred Stock in the form attached hereto as Exhibit H.

               "Class  C  Preferred   Stock"  means  the  Class  C  Exchangeable
Preferred Stock, par value $.01 per share, of the Borrower.

               "Class D Certificate of Designations" shall mean the Articles of Amendment, to be filed with the Secretary of State of the State of Florida, designating the rights, limitations and preferences of the Class D Preferred Stock in the form attached hereto as Exhibit I.

               "Class D Preferred Stock" means the Class D Preferred Stock, par value $.01 per share, of the Borrower.

               "Closing Date" shall mean the date on which all of the conditions set forth in Section 3.1 are satisfied.

               "Collateral Agent" means Greenwich Street Capital Partners II, L.P., acting as Collateral Agent for the Lenders.

               "Commitments" means the commitment of each of the Lenders to make Advances in accordance with its Commitment Percentage.

               "Commitment  Fee Letter  Payment"  has the  meaning  set forth in
Section 2.9.

               "Commitment Percentage" shall mean, with respect to each Lender, the percentage of the Aggregate Commitment Amount set forth beside such Lender's name on Schedule 1.1(a).

               "Commitment Period" shall mean the period beginning on the Closing Date and ending 90 days from and after the date hereof.

               "Common Stock" means the Borrower's common stock, par value $0.01 per share.

               "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person and (vi) all Debt of others Guaranteed by such Person.

               "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

               "Definitive Agreement" means a binding agreement between the Borrower and one or more creditworthy Persons having the financial and other capacity to consummate the transaction contemplated thereby, providing for (i) a merger, consolidation, share exchange, business combination or other similar transaction involving the Borrower in which the outstanding Common Stock is converted into the right to receive cash or to receive securities of a Qualifying Issuer; (ii) a sale, conveyance, lease, exchange, transfer or other disposition of all or substantially all the assets of the Borrower and its Subsidiaries, taken as a whole, in a single transaction or in a series of transactions outside of the ordinary course of business in return for cash or securities of a Qualifying Issuer; or (iii) a tender offer or exchange offer for any and all of the outstanding shares of Common Stock in return for cash or securities of a Qualifying Issuer, in each case which, upon consummation of the transactions contemplated thereby, would result in a Change of Control and which agreement shall include only customary closing conditions to the obligation of Borrower and such other Person(s), but which consummation shall not be conditioned upon the completion of due diligence, or the obtaining of financing and shall provide for payment of consideration to the holder of any Class C Preferred Stock or Class D Preferred Stock in connection with such transaction equal to the consideration payable to such holder in accordance with the provisions thereof.

               "Disclosure Letter" means the letter from the Borrower to the Lenders making certain disclosures with respect to the representations and warranties contained herein.

               "Dollars," "United States dollars," "U.S.$" or "$" means United States of America dollars.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "Event of Default" has the meaning set forth in Section 6.1.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Exchange Option" has the meaning set forth in Section 7.1.

               "Existing Creditors" means each of Bear Stearns Home Equity Trust, Bear Stearns International Limited, Paine Webber Real Estate Securities, Inc., German American Capital Corporation and Aspen Funding Corp. and their respective successors and assigns.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guarantee Agreement" shall mean the Guarantee Agreement, dated as of the Closing Date, made by the Guarantors in favor of the Lenders, as the same may from time to time be amended, modified or supplemented.

               "Guarantors" shall mean each of IMC Corporation of America, IMC Credit Card, Inc., IMC Mortgage Company, Canada Ltd., IMC Securities Inc., American Home Equity Corporation, IMC Investment Corporation, IMC Investment Limited Partnership, ACG Financial Services (IMC), Inc., American Mortgage Reduction, Inc., Central Money Mortgage Co. (IMC), Inc., Corewest Banc, Equity Mortgage Co., (IMC), Inc., IMCC International, Inc., Mortgage America (IMC), Inc., National Lending Center, Inc., National Lending Center TILT, Inc., National Lending Group, Inc., and Residential Mortgage Corporation (IMC), Inc., each a wholly owned subsidiary of the Borrower.

               "Guaranty"  by any Person  means any  obligation,  contingent  or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guaranty shall not include endorsements for collection or deposit or obligations under repurchase agreements and mortgage loan sale agreements, relating to representations and warranties made therein, in each case in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

               "Initial Advance" shall mean the Advance from the Lenders to the Borrower made on the Closing Date.

               "Intercreditor Agreements" shall mean the separate Intercreditor Agreements substantially in the form attached hereto as Exhibits F-1, F-2 and F-3, among the Borrower, the Lenders, and each of the Existing Creditors.

               "Lender" has the meaning set forth in the first paragraph of this Agreement.

               "Lien" means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property.

               "Loans" shall have the meaning set forth in Section 2.1.

               "Loan Documents" means (i) this Agreement, (ii) the Guarantee Agreement, (iii) the Notes, (iv) the Security Agreements, (v) the Pledge Agreement, (vi) the Registration Rights Agreement, (vii) the Intercreditor Agreements, (viii) the BankBoston Forbearance Agreement, and (ix) any other agreement entered into pursuant to Section 5.9 hereof or Sec tion 4 of the Security Agreements, in each case as the same may from time to time be amended, modified or supplemented, and "Loan Document" means any one of them.

               "Note" shall mean any promissory note of the Borrower in the form of Exhib it A hereto, as the same may from time to time be amended, modified or supplemented.

               "Officer's   Certificate"  means  a  certificate  signed  by  the
president, a vice president, the secretary or the treasurer of the Borrower.

               "Permitted  Liens"  shall have the  meaning  set forth in Section
5.11.

               "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Pledge Agreement" means the Pledge Agreement, dated as of the Closing Date, made by the Borrower in favor of the Collateral Agent for the benefit of the Lenders, as the same may from time to time be amended, modified or supplemented.

               "Preferred Stock" means the Borrower's Preferred Stock, par value $0.01 per share.

               "Prepayment  Date"  shall have the  meaning  set forth in Section
2.6.

               "Qualifying Issuer" means, as of any date of determination, an issuer the outstanding common stock or other common equity securities of which is listed on the New York Stock Exchange or NASDAQ National Market System and which has a publicly traded float of at least $500,000,000.

               "Responsible Officer" means, with respect to any Person, the president or any vice president of such Person.

               "SEC" means the U.S. Securities and Exchange Commission.

               "SEC Reports" shall mean the annual report on Form 10-K of Borrower for its fiscal year ended December 31, 1997 (as amended prior to the date hereof), the quarterly reports on Form 10-Q of Borrower for its fiscal quarter ended March 31, 1998 and June 30, 1998, the definitive proxy statement on Schedule 14A filed by the Borrower with respect to its annual meeting of shareholders held in 1998 and any other report, registration statement, proxy statement or other filing with the SEC made after December 31, 1997 and prior to the date hereof.

               "Securitization Transaction" means any transaction, however named, between the Borrower and any one or more purchasers and/or investors which provides for the monetization of a discrete pool of mortgage loans and/or mortgage notes through debt securities or ownership interests issued by a special purpose vehicle supported or backed by mortgage loans and/or mortgage notes that have been transferred to the special purpose vehicle by the Borrower.

               "Security Agreements" shall mean the Borrower Security Agreement and the Subsidiary Security Agreement.

               "Settlement Date" shall have the meaning specified in Section 7.1(b).

               "Signing Date" shall mean the date of execution and delivery hereof by the parties hereto.

               "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

               "Subsidiary Security Agreement" shall mean the security agreement, dated as of the Closing Date made by the Guarantors in favor of the Collateral Agent for the benefit of the Lenders, as the same may from time to time be amended, modified or supplemented.

               "Take-Out Premium" shall mean, with respect to the number of days which shall have elapsed from and including the Signing Date to the date of execution and delivery of a Definitive Agreement (which results in a Change in Control), an amount equal to (x) the percentage set forth below listed next to such number of days elapsed (provided, however, if an Event of Default shall have occurred and be continuing, such percentage will be calculated as if 91 days had elapsed from the Signing Date), multiplied by (y) the Average Amount
Outstanding:

                                                           Take-Out
                       Days Elapsed                         Premium
                       ------------                         -------
                           0 - 45                               20%
                          45 - 90                              100%
                          Over 90                              200%

               "Three-Month Business Plan" shall mean the business plan of the Borrower and its Subsidiaries included in the Disclosure Letter.

               "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest granted hereunder in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

               "Updated Business Plan" shall mean a report, updated weekly, in form and substance similar to the Three-Month Business Plan.

               "Voting Stock" of an entity means all classes of capital stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

               "Warehouse Facility" means those certain credit and financing facilities obtained by the Borrower and the Guarantors from various lenders from time to time to fund the acquisition and origination of mortgage loans, as the same may be amended from time to time.

               SECTION 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

                                   ARTICLE II

                                    THE LOAN

               SECTION 2.1 Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make Advances in respect of loans (each a "Loan" and, collectively, the "Loans") to the Borrower on the Closing Date in an amount equal to such Lender's Commitment Percentage of the Initial Advance, and from time to time during the Commitment Period in the manner set forth in Sections
2.9 and 2.10 in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lenders' Commitment Percentage of the Aggregate Commitment Amount. During the Commitment Period, the Borrower may use the Commitments by borrowing such amounts, from time to time in the manner set forth in and subject to the terms of Sections 2.9 and 2.10, which shall at no time exceed the Aggregate Commitment Amount. The Borrower may prepay such Loans, subject to the terms of this Article II, and may reborrow any amounts repaid. Such Loans will be made available to or at the written direction of the Borrower in immediately available funds.

               SECTION 2.2 The Note; Repayment of Principal. The obligation of the Borrower to repay the unpaid principal amount of the Loans shall be evidenced by the Notes in the form of Exhibit A hereto, payable to the Lenders and their registered assigns, duly executed and delivered by the Borrower to the Lenders and bearing interest, maturing and subject to optional and mandatory prepayment as provided herein. The Borrower shall repay the Loans, together with all accrued interest thereon, on the last day of the Commitment Period, subject to Section 2.5 and 2.6 hereof.

               SECTION 2.3 Loan Record. (a) The Lenders shall maintain a loan record in which it shall record the date and amount of each Loan and payment or prepayment of principal of the Loans and the interest paid with respect thereto, which record may be kept by recordations on the Notes.

               (b) The failure of any Lender to make an entry in the loan register or any error made in any such entry shall not in any way affect the obligations of the Borrower under this Agreement or any other Loan Document, including without limitation the Borrower's obliga tion to repay the principal amount of the Loans and the interest accrued from the actual date on which the Loans are made. The Borrower shall not be bound by any entry in the loan register not made in accordance with the terms hereof.

               SECTION 2.4 Interest Rate. (a) The Loans shall bear interest on the outstanding principal amount at a rate of 10% per annum. Interest on the Loans shall be payable in arrears on the date that principal becomes due, whether at maturity, by acceleration or by prepayment. Interest shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed.

               (b) Any overdue principal of and overdue interest on the Loans or any other overdue amount payable under this Agreement shall bear interest, payable on demand, for each day until paid (to the extent permitted by applicable law after as well as before judgment) at a rate per annum equal to 2% above the interest rate otherwise payable for such day pursuant to Section 2.4(a).

               SECTION 2.5 Mandatory Prepayment of the Loans. Unless the Lenders shall theretofore have exercised the Exchange Option as provided in Section 7.1, but subject to Section 2.6, the Borrower shall prepay the Loans in whole, together with all accrued interest and, in the case of prepayment pursuant to clause (a) below, Take-Out Premium, if any, thereon, on the first to occur of:
(a) a Prepayment Date upon a Change of Control in accordance with Section 2.6, and (b) the last day of the Commitment Period. Whether or not the Loan shall have been paid in full, the Borrower shall, unless the Lenders shall theretofore have exercised the Exchange Option pursuant to Section 7.1, but subject to
Section 2.6, pay to the Lenders the Takeout Premium, if any, on the Prepayment Date.

               SECTION 2.6 Change of Control Prepayment of the Loan. In the event the Borrower or any Subsidiary shall have executed and delivered a definitive agreement for, or any other event giving rise to the Lenders' right to deliver a Notice of Exercise pursuant to clause (ii) or (iii) of Section 7.1(a) shall occur in respect of, a transaction which would, upon consummation, constitute an Change of Control, the Borrower shall, within 10 days thereafter, offer to repay the Loan to the Lenders by giving the Lenders written notice of such intention to repay the Loans upon such Change of Control. Such notice shall specify the date (which date shall be not less than twenty (20) days after such notice) upon which the Change of Control is expected to occur (such date, the "Prepayment Date"). In the event the date upon which the Change of Control is to occur is delayed or rescheduled, the Borrower shall give the Lenders prompt written notice thereof specifying the delayed or rescheduled date on which the

Change of Control is expected to occur. The Lenders shall notify the Borrower, not less than five (5) Business Days prior to the date then scheduled for the Change of Control whether such offer is accepted or not. Failure to respond to such notice within such period by the Lenders shall be deemed an acceptance of such offer. Upon acceptance of such offer, the Exchange Option will terminate, unless such Change of Control fails to occur within two (2) days of such Prepayment Date set forth in the most recent notice given to the Lenders prior to acceptance of such offer, in which event the Exchange Option shall be reinstated.

               The amount of any such prepayment shall be equal to all principal amounts outstanding, if any, together with all interest accrued thereon to the Prepayment Date, plus Take-Out Premium. If such notice is given, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the Prepayment Date, together with all accrued interest to such date on the amount prepaid, plus the Take-Out Premium.

               SECTION 2.7 Manner and Time of Payments. (a) All payments of principal, interest, Take-Out Premium and all other amounts payable hereunder shall be in United States dollars in Federal or other immediately available funds and shall be made not later than 1:00 p.m. (New York time) on the date due to the Lenders at such account of such bank or banks as the Lenders may from time to time designate. Funds received by a Lender after such time shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

               (b) Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

               SECTION 2.8 Use of Proceeds. The Borrower shall use the proceeds of the Loans only for general corporate purposes, and in accordance with the Three-Month Business Plan.

               SECTION 2.9 Borrowings. (a) The Initial Advance shall be made, subject to Section 3.1, on the Closing Date in the amount requested by the Borrower pursuant to Section 2.10, which amount shall be sufficient to enable the Borrower to pay in full the commitment fee and all out-of-pocket costs and expenses reimbursement of which has then been requested and which are payable to the Lenders pursuant to their commitment fee letter dated the date hereof (the "Commitment Fee Letter Payment"). Each Additional Advance may be made, from time to time, subject to Section 3.2, upon notice to the Lenders in compliance with
Section 2.10.

               SECTION 2.10 Requests for Advances; Payment. (i) Subject to the provisions of Sections 2.9 and 3.1, in the case of the Initial Advance, and Sections 2.9 and 3.2 in the case of any Additional Advance, a request for an Advance shall be made, or shall be deemed to be made, in the following manner:
The Borrower may give the Lenders notice of its intention to borrow, in which notice the Borrower shall specify the amount of the proposed Advance and the proposed borrowing date, no later than 1:00 P.M. New York time at least one day prior to the proposed borrowing date. As an accommodation to Borrower, the Lenders may permit telephonic requests for Advances and electronic transmittal of instructions, authorizations, agreements or reports to the Lenders by the Borrower. Unless the Borrower specifically directs the Lenders in writing not to accept or act upon telephonic or electronic communications from Borrower, no Lender shall have liability to the Borrower for any loss or damage suffered by Borrower as a result of such Lender's honoring of any requests, execution of any instructions, authorizations or agreement or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to such Lender by the Borrower and no Lender shall have any duty to verify the origin of any such communication or the authority of the person sending it, provided such Lender does not have reason to believe any such communication is not authorized. A written notice for any Additional Advance delivered in accordance with this Section 2.10 shall constitute a representation and warranty that on the date of such request, the conditions precedent to an Additional Advance contained in Section 3.2 clauses (a)-(f) have been satisfied as of such date. As an additional condition to each Advance, the Lenders shall have received immediately prior to making such Advance written confirmation from BankBoston that it is making its pro rata advance under its facility as contemplated by the BankBoston Forbearance Agreement.

               (ii) Each borrowing of Advances shall be advanced by each Lender in accordance with its Commitment Percentage, provided that, if any Lender fails to advance all or any portion of any requested Advance, any other Lender may, but shall have no obligation to, advance all or any portion of the amounts to be advanced by such Lender.


                                   ARTICLE III

                                   CONDITIONS

               SECTION 3.1 Conditions Precedent to the Initial Loan. The obligation of the Lenders to make the Initial Advance to be made by them hereunder is subject to the satisfaction of the following conditions precedent (or the waiver thereof in the sole discretion of the Lenders):

               (a) Each Lender shall have received its Note, conforming to the requirements hereof and duly executed and delivered by a duly authorized Responsible Officer of the Borrower and duly endorsed by each Guarantor;

               (b) The representations and warranties of the Borrower contained in this Agreement and the other Loan Documents and those otherwise made in writing by or on behalf of the Borrower pursuant to the provisions of this Agreement shall be correct in all material respects when made and at and as of the Closing Date, as if made at and as of the Closing Date; no Event of Default or Default shall have occurred and be continuing; and the Borrower shall have delivered to the Lenders a certificate of a Responsible Officer of the Borrower, dated the Closing Date, certify ing that the conditions specified in this paragraph (b) have been fulfilled;

               (c) The Lenders shall have received an opinion of counsel to the Borrower, which counsel is satisfactory to the Lenders, and which opinion is in form and substance satisfactory to the Lenders and covers such matters incident to the transactions contemplated by this Agreement and the other Loan Documents as the Lenders may request, addressed to the Lenders and dated the Closing Date;

               (d) The Lenders shall have received the Borrower Security Agreement in the form of Exhibit B hereto, duly executed and delivered on behalf of the Borrower by a duly authorized Responsible Officer of the Borrower, and a Subsidiary Security Agreement in the form of Exhibit C hereto, duly executed and delivered on behalf of each Guarantor by a duly authorized Responsible Officer of such Guarantor; and such Security Agreements shall be in full force and effect;

               (e) The Lenders shall have received the Guarantee Agreement in the form of Exhibit D hereto, duly executed and delivered on behalf of each Guarantor by a duly authorized Responsible Officer of such Guarantor; and such Guarantee Agreement shall be in full force and effect;

               (f) The Lenders shall have received the Pledge Agreement in the form of Ex hibit E hereto, duly executed and delivered on behalf of the Borrower by a duly authorized Responsible Officer of the Borrower; and such Pledge Agreement shall be in full force and effect;

               (g) (i) BankBoston, N.A. shall have entered into the BankBoston Forbearance Agreement, which is satisfactory in substance and form to the Lenders, and (ii) each Existing Creditor shall have duly executed and delivered to the Lenders an Intercreditor Agreement in the form attached as Exhibit F hereto with respect to such Existing Creditor and each Existing Creditor shall have waived any existing right to terminate the Standstill Period thereunder and confirmed its satisfaction with the BankBoston Forbearance Agreement;

               (h) the Borrower shall have obtained all consents to the Borrower's entering into this Agreement (including, without limitation, all consents from its other creditors listed on Schedule 3.1(h));

               (i) the Lenders shall have received the Registration Rights Agreement in the form of Exhibit G hereto, duly executed and delivered on behalf of a duly authorized Responsible Officer of the Borrower, and such Registration Rights Agreement shall be in full force and effect;

               (j) the Borrower shall have (i) delivered to the Lenders certificates evidencing the issuance to the Lenders of 23,760.758 shares of Class C Preferred Stock, in such denominations and registered in such names as the Lenders shall request, which shares shall be duly authorized, validly issued, fully paid and non-assessable; and (ii) paid the Lenders the Commitment Fee Letter Payment, which condition contained in this clause (ii) may be satisfied by giving an irrevocable direction to the Lenders to apply a portion of the Initial Advance in an amount sufficient to effect such Payment to payment thereof.

               (k) The Lenders shall receive from the Borrower a certificate, dated the Closing Date, of its Secretary or Assistant Secretary as to
        (i) resolutions of its Board then in full force and effect (x) authorizing the execution, delivery and performance of this Agreement, the Notes and each of the Loan Documents to be executed by it and (y) authorizing the Class A Articles of Amendment, Class B Articles of Amendment, the Class C Certificate of Designations and the Class D Certificate of Designations; (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each of the Loan Documents executed by it; and (iii) by-laws and Articles of Incorporation of the Borrower;

               (l) the Class A Articles of Amendment, Class B Articles of Amendment, the Class C Certificate of Designations and the Class D Certificate of Designations shall have been duly authorized by the Board of Directors of the Borrower, duly executed on behalf of the Borrower and duly filed with the Secretary of State of the State of Florida and shall be in full force and effect;

               (m) Borrower shall be in compliance in all material respects with the Three-Month Business Plan;

               (n) the Lenders shall have received all documents it may reasonably request relating to the existence of the Borrower and its Subsidiaries, the corporate authority for and the validity of this Agreement and the other Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Lenders;

               (o) the Lenders shall have received the Disclosure Letter, which shall be satisfactory to the Lenders in substance and form;

               (p) the Borrower shall have delivered to the Lenders a certificate of a Responsible Officer of the Borrower, dated the Closing Date, certifying that the foregoing conditions specified in paragraphs
        (a) through (o), inclusive, have been fulfilled.

        SECTION 3.2 Conditions Precedent to Additional Loans. The obligation of the Lenders to make the Additional Advances to be made by them hereunder is subject to the satisfaction of the following conditions precedent (or the waiver in the sole discretion of the Lenders):

               (a) the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents and those otherwise made in writing by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement shall be correct in all material respects when made and at and as of the date of such Additional Advance, as if made at and as of such date; and no Event of Default or Default shall have occurred and be continuing;

               (b) there shall not have occurred any material adverse change in the business, properties, condition (financial or otherwise), results of operations or prospects of the Borrower and its Subsidiaries taken as a whole;

               (c) Borrower shall be in compliance in all material respects with the Three-Month Business Plan;

               (d) no Existing  Creditor  shall have violated the  provisions of
        Section 1 of its Intercreditor Agreement;

               (e) BankBoston shall be in compliance in all material respects with the BankBoston Forbearance Agreement;

               (f) the Borrower shall have requested, and the Lenders shall have become obligated to make, the Initial Advance; and

               (g) the Borrower shall have delivered to the Lenders a certificate of a Responsible Officer of the Borrower, dated the date of such Additional Loan, certify ing that the conditions specified in this paragraphs (a), (b), (c), (d), (e) and (f) have been fulfilled.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

               The Borrower represents and warrants to the Lenders that:

               SECTION 4.1 Corporate Organization, Etc. (a) The Borrower is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida, and has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under this Agreement and all other Loan Documents.

               (b) The Borrower is duly qualified to do business as a foreign corporation in each state of the United States in which it has an office or in which failure to so qualify would, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of Borrower and its Subsidiaries taken as a whole or on its ability to perform its obligations under this Agreement, the Note or any other Loan Document (a "Material Adverse Effect").

               (c) Each Subsidiary of Borrower is a corporation or limited partnership duly organized and validly existing and in good standing under the laws of the state of its incorporation, and has the corporate or partnership power and authority to own or hold under lease its properties and assets and to enter into and perform its obligations under each of the Loan Documents to which it is a party. Each such Subsidiary is duly qualified to do business as a foreign corporation in each state of the United States in which it has an office or in which the failure to be so qualified would have a Material Adverse Effect.

               (d) Set forth on Schedule 4.1 to the Disclosure Letter is a list of all of the Subsidiaries of the Borrower and a true and correct description of the authorized, issued and outstanding capital stock of each such Subsidiary. The Borrower owns all of the outstanding capital stock of each such Subsidiary, free and clear of any Liens, except as specified in Schedule 4.1 to the Disclosure Letter.

               SECTION 4.2 Due Authorization. The execution, delivery and performance by the Borrower of this Agreement, and the execution, delivery and performance by the Borrower and the Guarantors of each of the other Loan Documents to which any of them is a party:

               (a) have been duly authorized by all necessary corporate action and do not require any stockholder approval or the approval or consent of or notice to any trustee or holder of any indebtedness or obligations of the Borrower or any Subsidiary;

               (b) do not  conflict  with  or  result  in any  violation  of the
        certificate  of   incorporation  or  by-laws  of  the  Borrower  or  any
        Subsidiary;

               (c) do not and will not contravene any Applicable Law or conflict with or constitute a default under, or result in the creation of any Lien (other than as permitted under this Agreement or the Security Agreement) upon the property of the Borrower or any Subsidiary under any indenture, mortgage, lease, instrument or other agreement to which the Borrower or any Subsidiary is a party or by which it may be bound or affected; and

               (d) do not require the authorization, consent or approval of, the giving of notice to, the registration with or the taking of any other action by or in respect of, any Federal, state or foreign governmental authority, agency or judicial body, or the taking of any other action under any Applicable Law, except for those that have been or, on or before the Closing Date, will have been, duly made, given or accomplished, including without limitation the filing of Uniform Commercial Code financing statements referred to in the Security Agreements.

               SECTION 4.3 Litigation. Except as disclosed in its SEC Reports, complete and correct copies of which have been furnished to the Lenders, there are no pending or, to the knowledge of the Borrower, threatened actions, suits, proceedings or investigations before any court or administrative agency or arbitrator which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 4.4 Absence of Undisclosed Liabilities. Except as disclosed in the SEC Reports or in Schedule 4.4 to the Disclosure Letter and for liabilities arising since June 30, 1998 in the ordinary course of business and consistent with past practice, none of which have had or could reasonably be expected to have any Material Adverse Effect, neither Borrower nor any of its Subsidiaries has any liability, obligation, claim or cause of action of any kind or nature whatsoever, whether absolute, accrued, contingent or other, known or unknown.

               SECTION 4.5 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed by it and has paid or caused to be paid all taxes which have been shown to be due and payable by such returns or (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) tax assessments received by the Borrower or such Subsidiary to the extent that such taxes have become due and payable.

               SECTION 4.6 Title to Certain Properties. Each of the Borrower and the Guarantors has good and marketable title to all of its material properties and assets free and clear of any Lien, except as disclosed on Schedule 4.6 to the Disclosure Letter.

               SECTION 4.7 No Default. No Event of Default or Default has occurred and is continuing or has occurred or will occur as a result of the execution and delivery of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, other than defaults as may result from creating junior liens on assets without the consent of prior lien holders.

               SECTION 4.8 Investment Company. Neither the Borrower nor any Guarantor is an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               SECTION 4.9 Legal, Valid and Binding Agreements. This Agreement, the Notes and each other Loan Document constitute or, when executed and delivered by each of the Borrower and the Guarantors which is a party thereto, will constitute, the legal, valid and binding obligation of each of the Borrower and the Guarantors which is a party thereto, en forceable against the Borrower or such Guarantor, as the case may be, in accordance with the respective terms hereof and thereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

               SECTION 4.10 Compliance with ERISA. Neither the Borrower nor any Subsidiary has breached the fiduciary rules of ERISA or engaged in any prohibited transaction in connection with which the Borrower or such Subsidiary could be subjected to (in the case of any such breach) liability for damages or (in the case of any such prohibited transaction) either a civil penalty assessed under ERISA or a tax, which liability, penalty or tax, in any case, would reasonably be expected to have a Material Adverse Effect.

               SECTION 4.11 Disclosure; Financial Statements. (a) The SEC Reports, as of their date of filing, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the cir cumstances under which they were made, not misleading.

               (b) The consolidated balance sheets of Borrower and its consolidated Subsidiaries and the related consolidated statements of operations, changes in shareholders' equity and cash flows contained in the SEC Reports, present fairly the financial condition of the Borrower and its Subsidiaries as at the dates thereof, and the consolidated results of its operations, changes in shareholders, equity and cash flows for the periods presented therein in accordance with generally accepted accounting principles consistently applied. There has been no material adverse change in the business, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole from that reflected on the most recent consolidated balance sheet of the Borrower and its subsidiaries contained in the SEC Reports, except as disclosed in Schedule 4.11 to the Disclosure Letter.

               SECTION 4.12 Compliance with Law. Each of the Borrower and its subsidiaries is in compliance with Applicable Law, except to the extent that the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 4.13 Consents. No consent of any other Person and no consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the borrowing hereunder or with the execution, delivery or performance by Borrower or any Guarantor, or the validity or enforceability of, this Agree ment or any other Loan Document, except as set forth on Schedule 4.13 to the Disclosure Letter and except for such consents, authorizations, filings or acts the failure of which to obtain or to undertake would not, individually or in the aggregate, have a Material Adverse Effect.

               SECTION 4.14 Patents, Copyrights, Permits and Trademarks. Each of
Borrower and its Subsidiaries owns, or has a valid license or sublicense in, all domestic and foreign letters patent, patents, patent applications, and know-how, licenses, inventions, technology, permits, trademark registrations and applications, trademarks, tradenames, trade secrets, service marks, copyrights, product designs, applications, formulae, computer software and programs, processes and industrial property rights (collectively "proprietary rights") used in the operation of its business in the manner in which it is currently being conducted and which are material to the business, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any of its
Subsidiaries is aware of any existing or threatened infringement or misappropriation of any proprietary rights of others by the Borrower or any of its Subsidiaries or of any proprietary rights of the Borrower or any of its Subsidiaries by others, except for such as would not, individually or in the aggregate, have Material Adverse Effect.

               SECTION 4.15 Fairness Opinion. The Borrower has received an opinion from Donaldson, Lufkin & Jenrette Securities Corporation to the effect that the transactions contemplated hereby are fair to the Borrower and its shareholders (other than the Lenders) from a financial point of view and such opinion has not been modified or withdrawn.

               SECTION 4.16 Capitalization. The Borrower's authorized capital stock consists of (a) 50,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (b) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which 500,000 shares have been designated Class A Preferred Shares, 300,000 shares have been designated Class B Preferred Shares, 800,000 shares have been designated Class C Preferred Shares and 800,000 have been designated Class D Preferred Shares. As of the date hereof, Section 4.16 of the Disclosure Letter sets forth (i) the number of shares of Common Stock that are issued and outstanding, all of which are validly issued, fully paid and nonassessable and not subject to preemptive rights; (ii) the number of shares of Common Stock are held in the treasury of the Borrower as treasury stock; (iii) the number of options outstanding to purchase shares of Common Stock (the "Stock Options"); and (iv) the number of shares of each Class of Preferred Stock issued and outstanding. Except as set forth in Section 4.16 of the Disclosure Letter, there are no stock appreciation rights out standing.
Section 4.16 of the Disclosure Letter sets forth a list, complete and correct as of the date hereof, the number of shares of Common Stock issuable upon the exercise of each Stock Option and the exercise prices thereof, in the case of Stock Options having exercise prices of $10.00 per share or less, and the approximate number of shares of Common Stock issuable on the exercise of each Stock Option in the case of Stock Options having exercise prices in excess of $10.00 per share. There are no bonds, debentures, notes or other indebtedness of the Borrower having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Common Stock of the Borrower may vote. Except as set forth in this Section 4.16 or in
Section 4.16 of the Disclosure Letter, no shares of capital stock or other voting securities are issued, reserved for issuance or outstanding, nor are there any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Borrower or any of its subsidiaries obligating the Borrower or any of its Subsidiaries to issue, deliver, sell or purchase, or cause to be issued, delivered, sold or purchased, any securities of the Borrower or any of its Sub sidiaries. Except as set forth in Section 4.16 of the Disclosure Letter, there are no voting trusts or other agreements or understandings to which the Borrower or any of its Subsidiaries is a party with respect to the voting of capital stock of the Borrower or any of its Subsidiaries.


                                    ARTICLE V

                                    COVENANTS

               The Borrower covenants and agrees that, so long as this Agreement shall be in effect or any amount payable hereunder shall remain unpaid or any obligation required to be performed hereunder shall remain unperformed, and unless the Lenders shall otherwise consent in writing:

               SECTION 5.1 Performance of Obligations. (a) The Borrower shall perform, and shall cause each Guarantor to perform, promptly and faithfully all of its obligations under this Agreement, the Notes and the other Loan Documents.

               (b) The Borrower shall, and shall cause each Subsidiary to, pay and discharge, at or before maturity, all of its obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and maintain in accordance with generally accepted accounting principles appropriate reserves for the accrual of any of the same; provided that the failure of the Borrower and its Subsidiaries to pay and discharge their obligations or liabilities with respect to the matters set forth in Schedule 5.1 to the Disclosure Letter or with respect to any margin call or demand for repayment on existing Securitization Transactions or Warehouse Facilities of which the Lenders have received notice under Section 5.3(b) hereof, or to pay and discharge their accounts payable within 60 days of their presentment to the Borrower or its Subsidiaries shall not be deemed a breach or nonperformance by the Borrower of its covenants in this Section 5.1(b).

               SECTION 5.2 Compliance with Laws. The Borrower shall, and shall cause each Subsidiary to, comply with Applicable Law except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

               SECTION 5.3 Notice of Default and Event of Default. (a) No later than two Business Days after becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default hereunder, the Borrower shall provide the Lenders with an Officer's Certificate specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto.

               (b) Immediately upon the receipt of notice from any creditor of a margin call or demand for repayment in respect of on a Securitization Transaction or a Warehouse Facility, the Borrower shall immediately notify the Lenders of the nature and amount of such margin call or demand for repayment, and the name of the creditor which made such margin call or demand.

               SECTION 5.4 Report on Proceedings. No later than two Business Days after becoming aware of any investigation of the Borrower or any Subsidiary by any governmental authority or agency or any court or administrative proceeding or arbitration which, if adversely determined, would reasonably involve a possibility of an adverse effect on the ability of the Borrower to perform its obligations under this Agreement, the Note or any other Loan Document, the Borrower shall provide the Lenders with an Officer's Certificate specifying the nature of such investigation or proceeding and what action the Borrower is taking or proposes to take with respect thereto.

               SECTION 5.5 Financial Statements and Other Reports. The Borrower shall furnish to the Lenders the following described financial statements, reports, notices and information:

               (a) Updated Business Plan. Within two Business Days after the end of each week, an Updated Business Plan for such week, all in reasonable detail and in form reasonably satisfactory to the Lenders, together with such other information as is customarily prepared by the Borrower on a weekly basis.

               (b) Monthly Financial Statements. Within 35 days after the end of the month, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries at the end of such month and the related consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such month, and the general ledger trial balance of the Borrower and its Subsidiaries for such month, all in reasonable detail and in form reasonably satisfactory to the Lenders, together with such other information as is customarily prepared by Borrower as part of its monthly report to management.

               (c) Quarterly Financial Statements. Within 45 days after the end of each fiscal quarter of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries at the end of such quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such fiscal quarter, setting forth, in the case of the consolidated statements, in comparative form the figures for the previous quarter of the Borrower, all in reasonable detail and certified by a principal financial officer of the Borrower as presenting fairly the financial position of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations, changes in shareholders' equity and cash flows for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis with prior periods (except as otherwise stated therein); provided that the delivery of the Borrower's Quarterly Report on Form 10-Q for such fiscal quarter prepared in accordance with the requirements of the SEC and U.S. securities regulations shall be sufficient to satisfy the Borrower's obligations under this Section 5.5(c).

               (d) Other Reports. Promptly upon their becoming available, copies of all other financial statements, reports, notices and proxy statements sent or made avail able by the Borrower to its shareholders or filed with the SEC.

               (e) Officer's Certificate. Together with each delivery of financial statements or reports required by clauses (a), (b) and (c) above, a certificate from a Responsible Officer of the Borrower to the effect that the signer is familiar with or has reviewed the relevant terms of this Agreement and has made, or caused to be made under his or her supervision, a review of the transactions and condition of the Borrower during the period covered by such financial statements, and that such review has not disclosed the existence during such period, nor does the signer have knowledge of the existence as at the date of such certificate, of any condition or event that constitutes an Event of Default or Default hereunder or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto.

               (f) Other Information. Such other data or information regarding the business affairs or financial condition of the Borrower as the Lenders may from time to time reasonably request, promptly upon receipt of such request.

               SECTION 5.6 Conduct of Business and Preservation of Corporate Existence, Etc. (a) The Borrower shall, and shall cause each Subsidiary to, maintain and preserve at all times its corporate existence.

               (b) The Borrower shall, and shall cause each Subsidiary to, continue to engage in business of the same general type as now conducted by the Borrower or such Sub sidiary and will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence and its rights, powers, privileges and franchises, except for any corporate right, power, privilege or franchise that it determines is no longer necessary or desirable in the conduct of its business.

               (c) The Borrower shall not, without the prior written consent of the Lenders, enter into the ownership, active management or operation of any business other than businesses presently conducted in the geographic locations presently conducted (and except as otherwise permitted hereby the Borrower shall not effect or permit a change in its corporate organization existing on the date hereof).

               (d) Except as provided in Section 5.24, the Borrower shall not, and shall not permit any Subsidiary to, amend or modify its Certificate of Incorporation or By-laws without the prior written consent of the Lenders.

               SECTION 5.7 Inspection of Property; Books and Records. The Borrower shall, and shall cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made in accordance with generally accepted accounting principles and Applicable Law; and shall permit representatives of the Lenders to visit and inspect any of its properties, and examine and make abstracts from any of its books and records at the Borrower's expense, at any reasonable time and as often as may reasonably be requested, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries.

               SECTION 5.8 Maintenance of Property; Insurance. The Borrower shall, and shall cause each Subsidiary to, keep all property useful and necessary in its business in good working order and condition, and maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against such risks as are usually insured against in the same general area by Persons engaged in the same or a similar business.

               SECTION 5.9 Further Assurances; Additional Collateral Security. The Borrower shall, and shall cause each Subsidiary to, execute and file all such further documents and instruments, and perform such other acts, as the Lenders may reasonably determine are necessary or advisable to maintain or perfect the Liens granted to the Lenders in connection with this Agreement and the other Loan Documents and to maintain the priority and perfection of such Liens purported to be granted pursuant to this Agreement and the other Loan

Documents (including any Liens on property rights). With respect to any real property, fixtures, equipment or securities identified as collateral under any Security Agreement acquired and held by the Borrower or any Guarantor at any time after the Closing Date, upon request of the Lenders, the Borrower shall, or shall cause such Guarantor to, grant the Lenders a Security Interest (as defined in the Security Agreement) of record on all such real property, fixtures and equipment and a pledge of all such securities, upon the terms set forth in the applicable Security Agreement, as appropriate, and satisfactory in form and substance to the Lenders.

               SECTION 5.10 Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume, Guarantee or suffer to exist any Debt except:

               (a)  Debt under the Loan Documents; and

               (b) Debt listed on Schedule 5.10 to the Disclosure Letter, and any extensions or renewals thereof;

               SECTION 5.11 Limitation on Liens. The Borrower shall not and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its property, assets or revenues, whether now owned or hereafter acquired, except the following (the "Permitted Liens"):

               (a)  Liens in favor of the Lenders under the Loan Documents;

               (b) Liens  existing  on the date hereof and set forth on Schedule
        5.11 to the Disclosure Letter;

               (c) Liens for taxes and special assessments not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with generally accepted accounting principles;

               (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

               (e) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and similar obligations;

               (f) Liens resulting from judgments of any court or governmental proceeding; provided that such judgments in the aggregate do not constitute an Event of Default under Section 6.1(j); and

               (g) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures located on premises leased in the ordinary course of business; provided that the rental payments secured thereby are not more than 30 days over due.

               SECTION 5.12 No Dividends. The Borrower shall not, and shall not permit any Subsidiary to, declare any dividends on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary.

               SECTION 5.13 Limitation on Investments. The Borrower shall not, and shall not permit any Subsidiary to, make or permit to exist any loans or cash advances to, or capital investments in, any other Person, including any Affiliate, except that:

               (a) the Borrower and any Subsidiary may make cash advances to, or investments in, any wholly-owned Subsidiary of the Borrower or, in the case of advances or investments by any Subsidiary, the Borrower, and may make advances to Preferred Mortgages, Ltd., a United Kingdom company, as contemplated by the Three-Month Business Plan;

               (b) the Borrower and any Subsidiary may purchase or otherwise acquire and own (i) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States of America or any agency thereof, (ii) commercial paper issued by domestic issuers rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. or (iii)
        certificates of deposit, Eurodollar time deposits, overnight bank deposits and bankers acceptances, each with maturities of one year or less from the date of the ac quisition thereof, of any commercial bank having capital and surplus in excess of $100,000,000; and

               (c) the Borrower and its Subsidiaries may acquire investments in notes and other securities received in settlement of overdue debts and accounts payable in the ordinary course of business and mortgage loans, servicing contracts and rights and certificates evidencing its participation in securitization of mortgage loans and the servicing of mortgage loans or securitizations in the ordinary course of business.

               SECTION 5.14 Contingent Liabilities. The Borrower shall not, and shall not permit any Subsidiary to, become liable for any Guaranties, except for
(i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) Guaranties existing as of the date hereof and listed on Schedule 5.14 to the Disclosure Letter, (iii) Guaranties in respect of Debt permitted under Section 5.10 or Liens permitted under Section 5.11 and (iv) Guaranties (other than Guaranties of
Debt) arising in the ordinary course of business of the Borrowers and the Subsidiaries consistent with past practice.

               SECTION 5.15 Limitation on Leases. The Borrower shall not, and shall not permit any Subsidiary to, enter into any agreement, or become liable under any agreement, for the lease, hire or use of any real or personal property for a period in excess of one year and an aggregate rental or other payment in excess of $500,000, except with the prior written approval of the Lenders, such approval not to be unreasonably withheld.

               SECTION 5.16 Prohibition on Sale of Assets. The Borrower shall not, and shall not permit any Subsidiary to, except as permitted or contemplated under this Agreement or any other Loan Document, sell, lease, assign, transfer or otherwise dispose of any of its assets, including any disposition of its capital stock (except for issuances of shares if its capital stock required under the acquisition agreements listed in Schedule 5.16 to the Disclosure Letter), whether now owned or hereafter acquired, except for dispositions of assets in the ordinary course of business consistent with past practice that, taken together, do not constitute any material portion of the assets of the Borrower and its Subsidiaries.

               SECTION 5.17 Limitation on Prepayments of Debt. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly prepay, purchase, redeem, retain or otherwise acquire any of its Debt except for prepayments of the Notes in accordance with the terms of this Agreement and except as otherwise expressly provided herein; provided, however, that scheduled payments of interest and principal and mandatory prepayments of Debt which do not violate the Intercreditor Agreements shall not be deemed to violate this Section.

               SECTION 5.18 Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary to, without the prior written consent of the Lenders, create any Subsidiary.

               SECTION 5.19 Mergers, Disposition of Assets, Etc. The Borrower shall not, and shall not permit any Subsidiary to, merge, combine or consolidate with or into any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions, whether or not related) all or any substantial portion of its assets (whether now owned or hereafter acquired) to any Person, except with the prior written approval of the Lenders, provided that dispositions of assets in the ordinary course of business that are not material to the business of the Borrower and its Subsidiaries shall not violate this Section 5.19.

               SECTION 5.20 Fiscal Year. The Borrower shall not, and shall not permit any Subsidiary to, permit its fiscal year to end on a day other than December 31 without the prior written consent of the Lenders.

               SECTION 5.21 No Inconsistent Agreements. The Borrower shall not, and shall not permit any Subsidiary to, enter into any agreement containing any term or provision which will be violated, contravened or breached by (i) the Borrower's execution or delivery of this Agreement or any Loan Document, (ii) the Borrower's performance of its obligations hereunder or (iii) the consummation of the transactions contemplated hereby.

               SECTION 5.22 Use of Proceeds. The Borrower agrees to apply the proceeds of the Loan solely and exclusively for the general corporate purposes of the Borrower and its Subsidiaries consistent in all material respects with the Three-Month Business Plan.

               SECTION 5.23 Transactions with Affiliates. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or, except for such existing transactions as are disclosed in the SEC Reports or
Schedule 5.23 to the Disclosure Letter, permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower (other than its wholly-owned Subsidiaries) or any director or executive officer of the Borrower or its Subsidiaries, on terms that are less favorable to the Borrower or such Subsidiary than those which might be obtained at the time from Persons who are not Affil iates, directors or executive officers.

               SECTION 5.24 Issuance of Preferred Stock. In consideration of the Lenders entering into this Loan Agreement, the Borrower shall issue to the Lenders, as promptly as practicable after the execution and delivery hereof and in any event prior to requesting the Initial Advance hereunder, in such denominations as they may specify, an aggregate of 23,760.758 shares of Class C Preferred Stock, which shares shall be duly authorized, validly issued, fully paid and non-assessable.

               SECTION 5.25 Ordinary Course. Notwithstanding anything herein to the contrary, the following actions taken in the ordinary course of the Borrower's business consistent with past practice and the Three-Month Business Plan will not constitute a breach of any of the covenants in the Agreement: (i) purchase, repurchase or origination of residential mortgage loans, (ii) whole loan sales or securitization of residential mortgage loans (including, without limitation, sales of all or any portion of Borrower's residential mortgage loans to any Existing Creditor and which will comprise a portion of the Collateral (as defined in the Intercreditor Agreement with such Existing Creditor)), (iii) borrowing under warehouse loan facilities to finance the acquisition and origination of residential mortgage loans and the granting of security interest in such loans, (iv) the sale or borrowing against the value of residual certificates and interest only certificates generated by securitization of residential mortgage loans and the granting of a security interest in such certificates, (v) borrowing to finance the funding of monthly remittance advances under the Borrower's servicing agreements and the grant of a security interest in (or sale of) the right to receive a repayment of such advances, (vi) sales and purchases of loans and securities under repurchase agreements and
(vii) related Guarantees by the Borrower or its Subsidiaries in respect of the foregoing.


                                      ARTICLE VI

                                       DEFAULTS

               SECTION 6.1 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

               (a) the Borrower shall fail to make any payment of any principal of the Loans required to be made under this Agreement when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise;

               (b) the Borrower shall fail to make any payment of any other amount payable under this Agreement or any Note for more than five Business Days after the same becomes due and payable;

               (c) the Borrower shall fail to perform or comply with any covenant set forth in Section 5.3 ("Notice of Default or Event of Default"), 5.6 ("Conduct of Business and Preservation of Corporate Existence, Etc."), 5.12 ("No Dividends"), 5.17 ("Limitation on Prepayments of Debt"), 5.19 ("Mergers, Disposition of Assets, Etc."), or
        5.22 ("Use of Proceeds");

               (d) the Borrower shall fail to perform or comply with any other covenant or agreement to be performed or observed by it under this Agreement or any other Loan Document and such failure shall continue unremedied for a period of two days after written notice thereof shall have been given by the Lenders to the Borrower provided, that if such failure shall not be capable of being remedied within such two-day period, such period shall be extended for such additional reasonable period of time, not to exceed 30 days, as may be required to effect such remedy, further provided that Borrower is diligently pursuing such remedy;

               (e) any representation or warranty of the Borrower or any Guarantor contained in this Agreement or any other Loan Document or in any document or certificate delivered in connection herewith or therewith or pursuant hereto or thereto shall at any time prove to have been incorrect or incomplete in any material respect at the time made or deemed to have been made, shall remain material at the time in question and shall either be incapable of being cured or shall not be cured within 20 days after notice thereof by the Lenders to the Borrower;

               (f) the Borrower or any Subsidiary shall consent to the appointment of or taking possession by a receiver, assignee, custodian, sequestrator, trustee or liquidator (or other similar official) of itself or of a substantial part of its property; or the Borrower or any Subsidiary shall admit in writing (to any creditor, governmental authority or judicial court or tribunal) its inability to pay its debts generally as they come due or shall fail generally to pay its debts as they become due (except to the extent contemplated by the proviso clause of Section 5.1(b) hereof), or shall make a general assignment for the benefit of its creditors; or the Borrower or any Subsidiary shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization or other relief with respect to itself or its debts under the Federal bankruptcy laws, as now or hereafter constituted or any other applicable Federal or State bankruptcy, insolvency or other similar law, or shall consent to the entry of an order for relief in an involuntary case under any such law; or the Borrower or any Subsidiary shall file an answer admitting the material allegations of a petition filed against the Borrower in any such proceeding, or otherwise seek relief under the provisions of any existing or future Federal or State bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or providing for an arrangement, agreement, composition, extension or adjustment with its creditors; or the Borrower or any Subsidiary shall take or publicly announce its intention to take corporate action in furtherance of any of the foregoing;

               (g) an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Borrower, a receiver, trustee or liquidator of the Borrower or any Subsidiary or of any substantial part of its property, or any substantial part of the property of the Borrower or any Subsidiary shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or un vacated for a period of 30 days after the date of entry thereof;

               (h) a petition against the Borrower or any Subsidiary in a proceeding under the Federal bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within 30 days thereafter, or a decree or order for relief in respect of the Borrower or any Subsidiary shall be entered by a court of competent jurisdiction in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted or, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Borrower, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Borrower or any Subsidiary or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 30 days;

               (i) the Borrower or any Subsidiary shall fail to pay when due and payable (after any applicable grace period) the principal of or interest on any Debt in excess of $100,000 in respect of which it is obligated to make payment (other than Debt under this Agreement or the Note) or the maturity of such Debt shall have been accelerated in accordance with the provisions of the instrument providing for the creation of or concerning such Debt, or any event shall have occurred or failed to occur and be continuing which, with the giving of notice or the passage of time or both, would permit any holder or holders thereof or any agent or trustee on its or their behalf to accelerate such maturity, provided that the foregoing shall not constitute an Event of Default or a Default for so long as the holders of such Debt are prohibited from taking action with respect to such default under the terms of any Intercreditor Agreement or the BankBoston Forbearance Agreement;

               (j) an uninsured final judgment in the amount, or final judgments in related proceedings in an aggregate amount, in excess of $100,000 shall be entered against the Borrower or any Subsidiary and such judgment shall continue unsatisfied and unstayed for a period of ten days;

               (k) the Borrower or any Subsidiary shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay to the Pension Benefit Guaranty Corporation ("PBGC") or to an employee benefit plan under Title IV of ERISA; or notice of intent to terminate a plan or plans having aggregate unfunded vested liabilities in excess of $100,000 shall be filed under Title IV of ERISA by the Borrower or any Subsidiary, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or cause a trustee to be appointed to administer an employee benefit plan; or a proceeding shall be instituted by a fiduciary of any employee benefit plan against the Borrower or any Subsidiary to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any plan must be terminated; or

               (l) any Loan Document shall cease for any reason to be in full force and effect in accordance with its terms or the Borrower or any Subsidiary shall so assert in writing or the Borrower or any Subsidiary shall in any way challenge, or any proceedings shall be brought to challenge, the validity, binding effect or enforceability of such Loan Document or any of the Liens purported to be granted pursuant to any Loan Document shall cease for any reason to be legal, valid and enforceable Liens on the collateral purported to be covered thereby or to have the priority purported to be granted thereby;

then, and in every such event, any Lender may by notice to the Borrower declare the Loans to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (f), (g) or (h) above, without any notice to the Borrower or any other act by any Lender, the Loans shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                   ARTICLE VII

                                    EXCHANGE

               SECTION 7.1 Exchange Option. Subject to the provisions of Section
2.6 and this Section 7.1, the Borrower hereby grants to the Lenders the option to exchange their right to receive payment in respect of any principal, interest and Take-Out Premium payable in respect of the Loans (regardless of whether any such amounts are outstanding at such time of determination) for fully paid and non-assessable shares of Class C Preferred Stock or Class D Preferred Stock, as the Lenders may request (the "Exchange Option"), at any time, in an amount of shares of such Preferred Stock which would, assuming such Preferred Stock were convertible into Common Stock at a ratio of 1,000 shares of Common Stock for each share of Preferred Stock, equal the percentage set forth below of the outstanding Common Stock of the Borrower which in each case corresponds to the date of such exercise, determined based on the number of days that have elapsed from the Signing Date to and including the date of execution and delivery of a Definitive Agreement set forth beside such percentage (provided, however, that if an Event of Default shall have occurred and be continuing, such percentage shall be calculated as if 91 days had elapsed since the Signing Date), and which percentages shall represent in each case a percentage of all fully diluted shares of Common Stock outstanding on the date of such exercise, and which shall be adjusted pursuant to Section 7.1(d) below:

                     Days Elapsed              Percentage
                     ------------              ----------

                        0 - 45                      0%
                       45 - 90                     20%
                       Over 90                     50%

               (a) The Exchange Option may be exercised by the Lenders by giving a notice of exercise of the Exchange Option, specifying whether Class C Preferred Stock or Class D Preferred Stock is to be issued, at any time after the first to occur of (i) the expiration of the Commitment Period, (ii) the entrance by the Borrower or any Subsidiary into a Definitive Agreement and (iii) the commencement of any tender offer, exchange offer, solicitation of proxies or consents, or the entrance by the Borrower or any Subsidiary into any definitive agreement, in each case referred to in clause (ii) or (iii) in connection with any transaction which, upon consummation, would result in a Change of Control (the "Notice of Exercise") to the Borrower.

               (b) The Borrower hereby irrevocably agrees that upon receipt of a Notice of Exercise, the Borrower shall, on the date which is two Business Days after exercise of the Exchange Option (the "Settlement Date"):

               (i) deliver to the Lenders a share  certificate  or  certificates issued in such denominations and registered in such names as the Lenders shall specify, evidencing the shares of such Preferred Stock so issued;

               (ii)deliver to the Lenders evidence satisfactory to the Lenders:

                   (A) that shares of Preferred Stock are free and clear of liens, charges and encumbrances, and are fully paid, duly issued, non-assessable and freely transferable;

                   (B) that all requisite corporate formalities in connection with their title and delivery have been complied with; and

                   (C) that all necessary governmental Authorizations have been obtained (such evidence to be confirmed by a legal opinion of the Borrower's counsel at the Borrower's expense, if the Lenders shall so require in their sole discretion); and

               (c) The shares of Preferred Stock delivered on the Settlement Date shall carry all economic rights payable on shares of Preferred Stock generally to shareholders of record.

               (d) Prior to the Settlement Date, the number of shares of Preferred Stock which would, upon an exercise of the Exchange Option and the issuance of the shares of Preferred Stock on the Settlement Date, be owned by the Lenders (the "Synthetic Shares") shall be subject to adjustment from time to time as set forth in this subsection 7.1(d).

               (i) In case the Borrower shall (1) pay a dividend or make a distribution on Common Stock in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine its outstanding shares of Common Stock into a smaller number of shares, the number of Synthetic Shares which would be owned upon exercise of the Exchange Option and issuance of the shares on the Settlement Date immediately prior to such action shall be adjusted so that a Lender shall be entitled to receive the number of shares of Preferred Stock representing a right to receive upon conversion thereof (assuming each such share of Preferred Stock were convertible into 1,000 shares of Common Stock) the number of shares of Common Stock which such Lender would have been entitled to receive immediately following such action had such Lender exercised its Exchange Option immediately prior thereto and converted subsequent to such exchange its shares of Preferred Stock issuable thereon into shares of Common Stock. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

               (ii) In case the Borrower shall (x) issue, sell or otherwise distribute any shares of Common Stock or issue (y) rights, options or warrants entitling the holder thereof to subscribe for or purchase shares of Common Stock ("Options") or any indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both ("Convertible Securities") to any Person, in the case of clause (x) above at a price per share, or in the case of clause (y) above, at an exercise or conversion price per share, less than the Current Market Value per share (as defined in subsection (v) below) of the Common Stock on the record date mentioned below, then the number of Synthetic Shares which would be owned upon exercise of the Exchange Option and issuance of the shares on the Settlement Date immediately prior thereto shall be adjusted so that a Lender shall be entitled to receive the number of shares of Preferred Stock representing a right to receive upon conversion thereof (assuming solely for this purpose the Preferred Stock were so convertible) the number of shares of Common Stock equal to the product obtained by multiplying the number of Common Shares issuable upon conversion of the Synthetic Shares which would be owned immediately prior to the date of issuance of such Common Stock, Options or Convertible Securities by a fraction of which

                            (1) the numerator shall be the sum of (A) the number
               of shares of Common Stock outstanding on the date of issuance, sale, transfer or distribution of such Common Stock, Options or Convertible Securities immediately prior to such issuance, sell, transfer or distribution plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase, or subject to issuance upon exercise, conversion or exchange of such Options or Convertible Securities, and

                            (2)  the  denominator  shall  be the  sum of (A) the
               number of shares of Common Stock outstanding on the date of issuance of such Common Stock, Options or Convertible Securities immediately prior to such issuance, sell, transfer or distribution plus (B) the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Value (determined by multiplying such total number of shares offered for subscription or purchase or subject to issuance upon exercise, conversion or exchange of such Options or Convertible Securities by the sum of the exercise price of such Options or Convertible Securities plus the value of any consideration per share paid to the Borrower for such Common Stock, Options or Convertible Securities and dividing the product so obtained by such Current Market Value), and

               Such adjustment shall be made successively whenever any Common Stock is issued, sold or otherwise distributed or any Options or Convertible Securities are issued, and shall become effective immediately after the record date for the determination of Persons entitled to receive such Options or Convertible Securities, as the case may be. In determining the value of any consideration received by the Borrower for such Common Stock, Options or Convertible Securities, as the case may be, the determination of the Board in good faith shall be conclusive and shall be described in a Board resolution, provided that any shares of Common Stock issued or issuable as contingent consideration or earn-out payments in respect of acquisition agreements made by the Borrower on or prior to the date hereof shall give rise to an adjustment hereunder when the number of such shares to be issued becomes fixed and shall be deemed to have been issued for no consideration. If such an adjustment is made and such Options or Convertible Securities are later exchanged, redeemed, invalidated or terminated or expire by their own terms, then a corresponding reversing adjustment shall be made to the number of Synthetic Shares which would be owned, on an equitable basis, to take account if such event occurs on or prior to the Settlement Date.

               (iii) Notwithstanding subsection (ii) above, any adjustments to the number of Synthetic Shares which would be owned upon exercise of the Exchange Option to account for the issuance of "Rights" under a Shareholder Rights Plan or Agreement (a "Rights Agreement") adopted subsequent to the date hereof shall be made when such Rights are exercised or exchanged by the Borrower for Common Stock (Common Stock issued pursuant to the exercise of, or exchange by the Borrower for, such Rights are referred to as "Rights Stock") pursuant to a Rights Agreement or like arrangement at a price per share less than the Current Market Value per share of Common Stock on the date of such exercise or exchange. The number of Synthetic Shares which would be owned upon exercise of the Exchange Option immediately prior to such exercise or exchange shall be adjusted so that it shall equal the price determined by multiplying the number of Common Shares issuable upon conversion of the Synthetic Shares (assuming such Shares were so convertible) which would be owned immediately prior to the date of such exercise or exchange by a fraction of which

                            (1) the numerator shall be the sum of (A) the number
               of shares of Common Stock outstanding on the date of issuance of such Rights Stock immediately prior to such issuance plus (B) the number of additional shares of Rights Stock which are so issued.

                            (2) the denominator shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such Rights Stock immediately prior to such issuance plus (B) the number of shares of Common Stock which the aggregate consideration received for the total number of shares of Rights Stock so issued would purchase at such Current Market Value (determined by multiplying such total number of shares of

                Rights Stock by the consideration received per share of such Rights Stock and dividing the product so obtained by such Current Market Value), and

               Such adjustment shall be made successively whenever any Rights Stock is issued, and shall become effective immediately (except as provided in subsection (vi) below) after the issuance of Rights Stock. If after the "Distribution Date" or a similar date (as defined in a Rights Agreement), the Lenders are, for any reason, not entitled to receive the Rights or similar rights, options or warrants which would otherwise be attributable (but for the date of conversion) to the shares of Common Stock received upon such conversion (assuming the Preferred Stock were so convertible), then an increasing adjustment shall be made in the number of Synthetic Shares which would be owned to reflect the fair market value of the Rights or similar rights, options or warrants. If such an adjustment is made and the Rights or similar rights, options or warrants are later exchanged, redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the number of Synthetic Shares which would be owned, on an equitable basis, to take account of such event, if such event occurs on or prior to the Settlement Date.

        (iv) In case the Borrower shall distribute to holders of Common Stock evidences of indebtedness, equity securities (including equity interests in the Borrower's subsidiaries) other than Common Stock or other assets (other than cash dividends paid out of earned surplus of the Borrower or, if there shall be no earned surplus, out of net profits for the fiscal year in which the dividend is made and/or the preceding fiscal year), or shall distribute to holders of Common Stock Convertible Securities or Options (other than any Rights, Convertible Securities or Options referred to in subsection (ii) or subsection (iii) above), then in each such case the Borrower shall prior to effecting any such distribution, set aside for distribution to the Lenders upon exercise of the Exchange Option (assuming it were exercisable for the maximum number of shares of Preferred Stock issuable upon exercise thereon based on the then outstanding Common Stock) for each share of Preferred Stock the assets, evidence of indebtedness and equity securities so distributed, or of such subscription rights, warrants or options, applicable to the shares of Common Stock into which such share of Preferred Stock would be convertible (assuming solely for such purpose the Preferred Stock were so convertible), and upon such exercise shall distribute such assets, evidence of indebtedness, equity securities, rights, warrants or options to the Lenders.

               (v) For the purpose of any computation under subsection (ii) or subsection (iii) above, the "Current Market Value" per share of stock on any date shall be deemed to be (i) if shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the last sale prices of a share of such stock for the 15 consecutive trading days commencing 20 trading days before the earliest of the date in question and the date before the "ex date" with respect to the issuance or distribution requiring such computation, or, if there shall have been no sales of such stock on any such trading day, the average of the closing bid and asked prices at the end of such trading day or (ii) if no shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, the Current Market Value of a share of Common Stock shall be determined in good faith by an independent investment bank of nationally recognized standing. For purposes of clause (ii) of the preceding sentence, the determination of "Current Market Value" shall be made without consideration of (w) the lack of an actively trading public market for the Common Stock, (x) any restrictions on the transfer of shares of Common Stock and (y) any discount for holdings of less than a majority or controlling interest of the outstanding capital stock of the Borrower. For purposes of this subsection (v), the term "ex date", when used with respect to any issuance or distribution, means the first date on which the stock trades regular way on the principal national securities exchange on which the stock is listed or admitted to trading (or if not so listed or admitted, on NASDAQ, or a similar organization if NASDAQ is no longer reporting trading information) without the right to receive such issuance or distribution.

               (vi) If any event occurs as to which the other provisions of this
        Section 7.1(d) are not strictly applicable but the failure to make any adjustment would not fairly protect the exchange rights of the Lenders in accordance with the essential intent and principles hereof, then, in each such case, the Borrower shall appoint a firm of independent public accountants of recognized national standing which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 7.1(d), necessary to preserve, without dilution, the exchange rights of the Lenders. Upon receipt of such opinion, the Borrower shall promptly give written notice to the Lenders and shall make the adjustments described therein.

               (vii) Whenever the number of Synthetic Shares which would be owned upon exercise of the Exchange Option is adjusted as provided above, the Borrower shall compute the adjusted number of Synthetic Shares which would be owned upon exercise of the Exchange Option and shall promptly forward to the Lenders a certificate signed by a principal financial officer of the Borrower setting forth the adjusted number of Synthetic Shares which would be owned upon such exercise and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof.

                            In case:

                            (A) the  Borrower  shall take any action which would
               require an adjustment to the number of Synthetic Shares deemed owned pursuant to subsection (iv) above;

                            (B) the Borrower shall authorize the granting to the
               holders of its Common Stock of rights, options or warrants entitling them to subscribe for or purchase any shares of capital stock of any class or of any other rights;

                            (C) of any reorganization or reclassification of the
               Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or a subdivision or combination of its outstanding Common Stock), or of any consolidation or merger to which the Borrower is a party and for which approval of any shareholders of the Borrower is required, or of the sale, lease or transfer of all or substantially all the assets of the Borrower; or

                            (D) of the  voluntary  or  involuntary  liquidation,
               dissolution or winding-up of the Borrower;

        then the Borrower shall immediately send a written notice to the Lenders stating (x) the date as of which the holders of record of Common Stock to be entitled in such dividend, distribution, rights, options or warrants are to be determined, or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up.

               (e) Subject to Section 2.6 hereof, upon exercise of the Exchange Option, any principal, interest and Take-Out Premium outstanding at such time so exchanged shall be deemed paid for all purposes of this Agreement and the Commitments shall be terminated.

               SECTION 7.2 Reservation and Authorization of Shares.

               (a) The Borrower shall at all times reserve and keep available for issuance upon the exercise of the Exercise Option such number of its authorized but unissued shares of Preferred Stock as will be sufficient to permit the exercise in full of the Exercise Option. All shares of Preferred Stock issuable upon exercise of the Exercise Option shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

               (b) Before taking any action which would cause an adjustment increasing the number of Synthetic Shares, the Borrower shall take any corporate action which may be necessary in order that the Borrower may validly and legally issue an increased number of fully paid and nonassessable shares of Preferred Stock, sufficient to exchange the Loans to Preferred Stock, after giving effect to such adjustment.

               SECTION 7.3 Stock Transfer Books. The Borrower will not at any time, except upon dissolution, liquidation or winding up of the Borrower, close its stock transfer books so as to result in preventing or delaying the exercise or transfer of the Exchange Option.


                                  ARTICLE VIII

                                  MISCELLANEOUS

               SECTION 8.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth below:

             If to the Lenders:

                   Greenwich Street Capital Partners II, L.P.
                   c/o Greenwich Street Capital Partners, Inc.
                            388 Greenwich Street
                            38th Floor
                            New York, NY  10033
                            Attn: Sanjay Patel
                            Tel:  212-816-1149
                            Fax: 212-816-0166
               with a copy to:

                            Debevoise & Plimpton
                            875 Third Avenue
                            New York, NY  10022
                            Attention:  Steven Ostner
                            Tel:  212-909-6000
                            Fax:  212-909-6836

               If to the Borrower:

                            IMC Mortgage Company
                            5901 E. Fowler Avenue
                            Tampa, Florida  33617
                            Attn:  President
                            Tel:  813-984-2533
                            Fax: 813-984-2593

                            with a copy to:

                            Mitchell W. Legler
                            300 A Wharfside Way
                            Jacksonville, Florida  32207
                            Tel: 904-346-3200
                            Fax: 904-346-3299

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section 7.1.

               SECTION 8.2 No Waivers; Remedies Cumulative. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 8.3 Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall be liable to pay on demand (i) all out-of-pocket expenses of the Lenders, including the fees and disbursements of counsel to the Lenders, in connection with the preparation of any waiver or consent under the Loan Documents or any amendment of any of the Loan Documents, or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Lenders, including fees and dis bursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Lenders from and hold it harmless against any transfer taxes, documentary taxes, assessments or other similar charges made by any governmental authority by reason of the execution and delivery of any Loan Document.

               (b) (i) The Borrower shall indemnify, defend and hold harmless the Lenders and their officers, directors, employees and agents (collectively, the "Indemnitees") from and against, and pay or reimburse the Indemnitees for,
(i) any and all taxes, and all other assessments or charges made by any governmental authority, relating to the execution and delivery of this Agreement or the other Loan Documents, and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of a single counsel) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with this Agreement or the other Loan Documents (collectively, the "Indemnified Liabilities"), and to reimburse each Indemnitee, upon its demand as incurred for any cost or expenses (including, without limitation, the reasonable fees, expenses and disbursements of a single counsel) incurred in connection with investigating, defending or preparing to defend or participating (including as a witness) in any investigative, ad ministrative or judicial proceeding whether or not such Indemnitee shall be designated a party thereto, whether commenced or threatened, with respect to any such actual, alleged or threatened liability, loss, damage, penalty, judgment, suit, claim, cost or expense; provided that no Indemnitee shall have a right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

               (ii) If any investigative, judicial or administrative proceeding or arbitration arising from any of the foregoing is brought against any Indemnitee, the Borrower shall assume the defense thereof on behalf of such Indemnitee, including the employment of counsel reasonably satisfactory to such Indemnitee and payment of all expenses relating thereto. The Indemnitee shall have the right to employ separate counsel in any such proceeding or arbitration and participate in the defense thereof; provided, that the fees and expenses of such separate counsel shall be at the expense of the Indemnitee, rather than the Borrower, unless (A) the employment of such separate counsel has been specifically authorized by the Borrower or (B) the named parties to any such action (or any impleaded parties), or the Indemnitee, shall have been advised by its counsel that there may be one or more legal defenses available to the Indemnitee which are different from or additional to those available to the Borrower. If the provisions of clause (B) immediately above are met, the Borrower shall not have the right to assume the defense of such action on behalf of the Indemnitee. The Borrower shall not be liable for any settlement of any such proceeding effected without the written consent of the Borrower, but if settled with the written consent of the Borrower or if there is a final judgment for the plaintiff in any such action, the Borrower shall indemnify and hold harmless the Indemnitee from and against any loss or liability by reason of such settlement or judgment. The Borrower shall not enter into any settlement of, or consent to the entry of any judgment with respect to, any actual or alleged Indemnified Liabilities without the prior written consent of the Indemnitee, unless such settlement or judgement
(x) includes an unconditional release of the Indemnitees from all liabilities arising out of such actual or alleged Indemnified Liability and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnitee.

               (iii) At any time after the Borrower has assumed the defense of any proceeding in respect of which indemnity has been sought hereunder against the Borrower, the Indemnitee may elect, by written notice to the Borrower, to withdraw its request for indemnity and thereafter the defense of such proceeding shall be maintained by counsel of the Indemnitee's choosing and at the Indemnitee's expense.

               (iv) To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding provisions may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified
Liabilities which is permissible under Applicable Law. All Indemnified Liabilities shall be payable on demand.

               (c) The obligations of the Borrower under this Section 8.3 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder and the other Loan Documents.

               SECTION 8.4 Amendments and Waivers. Neither this Agreement nor any provision hereof may be amended, modified, waived or supplemented except by an instrument in writing signed by the Borrower and the Lenders.

               SECTION 8.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Lenders.

               SECTION 8.6 GOVERNING LAW; VENUE AND JURISDICTION. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT HEREOF AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF. THE BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND EACH OTHER "LOAN DOCUMENT" SHALL BE TRIED AND LITIGATED IN FEDERAL OR, IN THE ABSENCE OF FEDERAL SUBJECT MATTER JURISDICTION, STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNLESS SUCH ACTIONS OR PROCEEDINGS ARE REQUIRED TO BE BROUGHT IN ANOTHER COURT TO OBTAIN SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF THE BORROWER AND THE LENDER WAIVES, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE IN ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THE IMMEDIATELY PRECEDING SENTENCE. SERVICE OF PROCESS, SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE BORROWER, MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED IN SECTION 8.1.

               SECTION 8.7 WAIVER OF JURY TRIAL. EACH OF THE LENDERS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PRO CEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER "LOAN DOCUMENTS" OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

               SECTION 8.8 Limitation on Interest. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Borrower for the use, forbearance or detention of the proceeds of the Loans under this Agreement or any other Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which are for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the highest lawful rate permitted by applicable law (the "Highest Lawful Rate"), and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, if the maturity of the Loans or the Notes are accelerated for any reason, or in the event of any prepayment of all or any portion of the Loan or the Notes by the Borrower or in any other event, earned interest on the Loans or the Notes may never exceed the Highest Lawful Rate, and any unearned interest otherwise payable under the Notes that is in excess of the Highest Lawful Rate shall be canceled automatically as of the date of such acceleration or prepayment or other such event and, if theretofore paid, shall, at the option of the holder of the Notes, be either refunded to the Borrower or credited to the principal of the Notes. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower and the Lenders shall, to the maximum extent permitted by Applicable Law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with this Agreement.

               SECTION 8.9 Severability. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               SECTION 8.10 Counterparts; Integration; Section Headings. This Agree ment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. Except as otherwise indicated, references herein to any "Section" means a "Section" of this Agreement, and the table of contents and section headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

               SECTION 8.11 Confidentiality of Information. The Lenders agree (for themselves as Lenders hereunder and in their capacity as collateral agent or pledgee under any other Loan Document and for any assignee of the Lenders' rights hereunder or under any other Loan Documents) that any information concerning the Borrower or any of its Subsidiaries furnished to the Lenders
(including the capacity of Greenwich Street Capital Partners II, L.P. as collateral agent or pledgee under any other Loan Documents) by or on behalf of the Borrower or any of its Subsidiaries pursuant to the terms of this Agreement or any other Loan Document will be kept strictly confidential; provided that the foregoing shall not apply to information which (i) is already in possession of the Lenders, if such information is not known to the Lenders to be subject to another confidentiality agreement with or another obligation of secrecy to the Borrower, any of its Subsidiaries or another Person, (ii) is or becomes generally available to the public other than as a result of a disclosure by the Lenders or any of their directors, officers, employees, agents, repre sentatives or advisers, (iii) becomes available to the Lenders on a non-confidential basis from a source other than the Borrower or any of its
Subsidiaries or their respective directors, officers, employees, agents, representatives or advisers, if such source is not known by the Lenders to be bound by a confidentiality agreement with or other obligation of secrecy to the Borrower or any of their Subsidiaries, or another Person, or (iv) is disclosed to a prospective assignee of the Lenders in connection with the transfer or assignment of the Loans or any rights of the Lenders under the Loan Documents, provided that such prospective transferee agree in advance to keep such information strictly confidential in accordance with the provisions of this
Section 8.11. Notwithstanding the foregoing, the Borrower acknowledges that the Lenders may be required to disclose such information or portions thereof, and if so required, will disclose such information (A) at the request of governmental or self-regulatory agencies or other authorities, (B) pursuant to subpoena or other court process, (C) to its independent auditors or (D) otherwise as required by law; provided that if the Lenders are requested or required to disclose any such information to governmental or self-regulatory agencies or other authorities, pursuant to subpoena or other court process or otherwise as required by law, the Lenders shall, if and to the extent reasonably practicable, provide the Borrower with prompt notice of such request or requirement, so that the Borrower may seek an appropriate protective order or other relief from such request or requirement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  IMC MORTGAGE COMPANY


                                  By  /s/
                                      ------------------------
                                      Name:
                                      Title:

                                  GREENWICH STREET CAPITAL PARTNERS II, L.P.
                                  GSCP OFFSHORE FUND, L.P.
                                  GREENWICH FUND, L.P.

                                    By: GREENWICH STREET
                                           INVESTMENTS II, L.L.C.,
                                           their General Partner


                                          By /s/
                                             ------------------------
                                             Name:
                                             Title: Managing Member

                                                                Schedule 1.01(a)



                              Commitment Percentage




Lender                                                        Percentage
------                                                        ----------

Greenwich Street Capital Partners II, L.P.                    92.2678%

Greenwich Fund, L.P.                                           6.2815%

GSCP Offshore Fund, L.P.                                       1.4507%

                                                                 Schedule 3.1(h)

                                Consents Required
                                -----------------

Master Repurchase Agreement, dated as of March 29, 1996, as amended from time to time, by and among Bear Stearns Home Equity Trust and the Borrower and certain of the Borrower's Subsidiaries.

Master Repurchase Agreement, dated as of May 1, 1997, between Bear, Stearns International Limited and Industry Mortgage Company, L.P.

Institutional Account Agreement, dated October 23, 1996, between and among Industry Mortgage Company, L.P. and Bear Stearns.

Loan and Security Agreement, dated March 17, 1998, by and among IMC Mortgage Company, IMC Corporation of America, ACG Financial Services (IMC), Inc.,
American Mortgage Reduction, Inc., Central Money Mortgage Co. (IMC), Inc., Corewest Banc, Equity Mortgage Co., (IMC), Inc., Mortgage America (IMC), Inc., National Lending Center, Inc., National Lending Center TILT, Inc, and Residential Mortgage Corporation (IMC), Inc., as borrowers, and German American Capital Corporation, as lender.

Loan and Security Agreement, dated March 17, 1998, by and among IMC Mortgage Company, IMC Corporation of America, ACG Financial Services (IMC), Inc.,
American Mortgage Reduction, Inc., Central Money Mortgage Co. (IMC), Inc., Corewest Banc, Equity Mortgage Co., (IMC), Inc., Mortgage America (IMC), Inc., National Lending Center, Inc., National Lending Center TILT, Inc, and Residential Mortgage Corporation (IMC), Inc., as borrowers, and Aspen Funding Corp., as lender

Loan and Security Agreement, dated as of February 28, 1997, between IMC Mortgage Company, IMC Corporation of America, ACG Financial Services (IMC), Inc., American Mortgage Reduction, Inc., Industry Mortgage Company, L.P., Corewest Banc, IMC Investment Corp., and IMC Investment Limited Partnership, as borrowers, and Paine Webber Real Estate Securities, Inc., as lender.

Bridge Loan and Security Agreement, dated as of October 10, 1997, as amended from time to time, between the Borrower, certain of its Subsidiaries and BankBoston, N.A.

Loan and Security Agreement, dated March 18, 1994, as amended from time to time, by and among the Borrower, certain of its Subsidiaries and Bank Boston, N.A.